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                                 MANDATE AGREEMENT :
                               - DUAL LISTING
                               - CAPITAL INCREASE
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THIS AGREEMENT IS MADE BETWEEN,

1. Bank Brussel Lambert N.V., established under Belgian law, with its registered office at 1000 Brussels, Marnixlaan 24, hereinafter referred to as 'BBL', validly represented by :

     ...........

2. Dental / Medical Diagnostic Systems, Inc., a Delaware corporation, with its principal office 200 N. Westlake Blvd, Suite 202, Westlake Village, California 91362, hereinafter referred to as 'the Company', validly represented by Mr Robert Gurevitch, Chairman and President;

     ............

3.   Existing shareholders Mr Robert Gurevitch, residing at .........
     hereinafter referred to as the 'Selling Shareholder',



WHEREAS


(A) The Company, of which the Common Stock and Common Stock Purchase Warrants are listed on the NASDAQ Small Cap Market under the symbol "DMDS" and "DMDSW" respectively, wishes to increase its capital through issuance of 2,000,000 shares of Common Stock (the "Shares") to finance the investments envisaged and to apply for admission to trading of all the shares of Common Stock of the Company on EASDAQ;

(B) In order to create more liquidity in respect of the Company's shares and in order to fund future strategic alliances and acquisitions, the parties hereto have the intention to initiate a combined public offering of the Shares, the exact number of which shall be determined by mutual agreement between the Company, the Selling Shareholder and BBL, and the subsequent admission to trading of those Shares on EASDAQ (the "Transaction");

(C)  The parties hereto wish to retain BBL as Lead Manager for the Transaction;

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS,

ARTICLE 1 - SUBJECT

The Company desires to issue 2,000,000 Shares, $ .01 par value, (the "Offered Shares") of the Company.

The Company and the Selling Shareholder hereby agree to appoint BBL as Lead Manager in connection with the Transaction.

The number of Offered Shares to be issued by the Company and to be sold by each Selling Shareholder shall be determined by mutual agreement between the Company, the Selling Shareholder and BBL.


ARTICLE 2 - DESCRIPTION OF THE TASKS OF BBL

2.1. IN GENERAL

BBL will act as Lead Manager of the Transaction. It will compose an international underwriting and selling consortium (the institutions which will constitute such consortium are hereafter referred to as the "Managers").

BBL may delegate with the Company's approval certain tasks to affiliated companies (such as ING-Barings and Vermeulen-Raemdonck).

2.2. STRUCTURING OF THE TRANSACTION

BBL solely will act as Lead Manager. The tasks of the Lead Manager shall include the following, without limitation :

- analyse the business plan, the financial figures and the backlog orders of the Company;
-    provide for equity research and research reports;
-    advise the Company of the technical modalities of the Transaction;
-    advise the Company as to geographical markets to envisage;
-    advise the Company with regard to the timing of the Transaction;
- assist and coordinate in collaboration with BBL counsel the supplementation and translation of the prospectus, to the extent required by Belgian law, on the basis of information to be supplied by the Company;
- assist in the drawing up of prospectus, summaries (and translations thereof);
- assist in the negotiations with all supervisory authorities and assist the Company and the Selling Shareholder in obtaining the requisite approvals for the Transaction, including, but not limited to, the filing to be prepared in accordance with applicable laws and regulations, in consultation with the Company's legal advisors;
- assist the Company in respect of communications with the press and the preparation of the road-shows and to the coordination of the marketing of the Transaction;
- advise the Company as to which external advisers to use, e.g. in connection with the financial public relations and with regard to legal counsel;
- assist the Company, together with the external legal counsel, in respect of the legal aspects of the Transaction,

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-    assist with the printing and distribution of the prospectus;
- determine, in agreement with the Company, the period during which the Offered Shares will be offered (the 'Offering Period');
- act as bookrunner with regard to the Combined Offering and allocate the Offered Shares;
- determine, by mutual agreement with the Company, the possible discount, if any, at which the Offered Shares are to be offered, as well as the fixed price at which they are finally to be sold;
-    coordinate the activities of the members of the consortium;
- structure the Transaction in consultation with the legal advisors of the Company;
- advise the Company and the Selling Shareholder in respect of the size of the Transaction, the number of Shares to be offered and the pricing and placement method for the Offered Shares;
- consult with the Company and the Selling Shareholder regarding any reduction of demand and allocation of Offered Shares, in accordance with the recommendations of the Belgian Commission for Banking and Finance;
- centralize the orders and payments of the other members of the consortium and other financial institutions;
-    organize internal marketing actions within the BBL network.


2.3. WITH REGARD TO THE TRANSACTION

-    centralise the payments;
-    perform the services of a financial intermediary;
-    perform the financial service in connection with the Shares.


2.4. MARKET MAKING

BBL/Vermeulen Raemdonck will act as market maker in connection with the Shares listed on EASDAQ in accordance with the provisions of the EASDAQ Rule Book.

In connection with such market making, BBL/Vermeulen Raemdonck shall (during a period of two years after the admission to trading of the Offered Shares) inform the shareholders in an active manner and provide sufficient financial information regarding the Company by, inter alia, publishing additional follow-up equity research reports, without any additional fees being due for the performance of such services.


ARTICLE 3 - CONDITIONS

The obligations of BBL to affect the Transaction under this agreement (the 'Agreement') is subject to the following conditions :

a) There will not occur any political, military, financial, economical, monetary or social events nor any change in the taxation or exchange rates or controls in Belgium nor in other countries which, in the reasonable opinion of BBL, is expected to have a material adverse effect on the Transaction;

b) The average of the EASDAQ index does not fall below a level which is 10 % below the highest level reached by this average as from the signing of this Agreement, to the extent, however, that in the opinion of BBL this would be likely to prejudice the success of the Transaction or dealings in the Shares in the secondary market;

c) The Company and the Selling Shareholder will not fail to use their commercially reasonable efforts to cooperate with respect to timely furnishing of information nor to observe any legal and administrative requirements with respect to the Transaction;

d) The Company shall have filed a registration statement for the Offered Shares with the US Securities and Exchange Commission (the "SEC") and such registration statement shall have been declared effective by the SEC;

e) The due diligence conducted by TROOP, STEUBER, PASICH, REDDICK &TOBEY LLP ("TSPR&T") will not reveal any element which, in the reasonable opinion of BBL, would have a material adverse effect on the Transaction;

f) Trading generally on EASDAQ shall not have been suspended for two consecutive days, nor shall maximum ranges for prices for securities have been set, or minimum or maximum prices for trading have been fixed by said exchange;

g) The prospectus shall have been approved by the Commission for Banking and Finance and the EASDAQ Market Authority shall have admitted the Shares to trading on EASDAQ.

h) The Company, the Selling Shareholder and the Managers shall have agreed on and entered into an underwriting agreement under the conditions set out in
     Article 5 of this Agreement and in form and substance customary for international public offerings.


     If any of the conditions hereinabove provided for shall occur or, as the case may be, shall not have been fulfilled when and as required by the respective provisions, the obligations of BBL under this Agreement may be terminated by either BBL or the Company by notifying the other party and the Selling Shareholder of such termination in writing, by letter of by fax at or prior to the last day of the Offer Period (the 'Closing Date'). In such event, the Selling Shareholder, the Company and the Managers shall not have any further obligation under this Agreement (except to the extent provided in Sections 7 and 8 hereof).



ARTICLE 4 - GENERAL STRUCTURE OF THE OFFER

4.1. COMBINED OFFERING

The Combined Offering will consist of a public offering in Belgium and a private offering in and outside Belgium (excluding the United States, Japan and Canada), which will take place simultaneously. The allocation of Offered Shares will be determined by BBL in concertation with the Company according to set criteria to be agreed upon.

4.2. GREEN SHOE

The Company and/or the Selling Shareholder, as the case may be, shall grant BBL an option to purchase up to 200,000 shares of common stock (the "Greenshoe Shares") to cover any over-allotments, exercisable within 30 days from the first date of trading on EASDAQ. The proportional share of the Company and the Selling Shareholder in the Greenshoe Shares (if the option is exercised) shall be determined amongst them, at their discretion. In the event that the Company, upon exercise of the option, delivers all the Greenshoe Shares, the Selling Shareholder shall no longer be a party to this Agreement and all references in this Agreement to the "Selling Shareholder" shall be deleted.


ARTICLE 5 - UNDERWRITING

An underwriting agreement will be entered into between the Managers, the Company and the Selling Shareholder on the date of closing of the Offering Period, which will be governed by Belgian law and will be subject to the following conditions:

a) There will not occur any political, military, financial, economical, monetary or social event in Belgium nor in other countries which, in the reasonable opinion of BBL, is expected to have a material adverse effect on the Transaction;

b) The underwriting agreement shall contain (i) representations and warranties of the Company and the Selling Shareholder effective as of the date of the underwriting agreement substantially in the form as set out in Annex I,
     (ii) undertakings and obligations of the Company and Selling Shareholder substantially in the form as set out in Annex II and (iii) the indemnification provisions substantially in the form as set out in Annex III.

c) BBL, as representative of the Managers, shall have received on the Closing Date the opinion for the Company and the Selling Shareholder, dated as of the Closing Date, substantially covering the matters listed in Annex IV hereto;

d) At the time of execution of the underwriting agreement, BBL, as representative of the Managers, shall have received from _____________, auditors to the Company, a letter dated such date , in form and substance satisfactory to the Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to managers with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus. At the time of Closing __________, auditors shall furnish a letter, dated not more than three business days prior to Closing, reaffirming the statements of the letter mentioned above in this paragraph;

e) The notification in respect of article 26 of the Royal Decree nDEG. 185 of July 9, 1935 and all amendments thereto shall have become effective and any request of the Banking and Finance Commission for additional information (to be included in the notification, the Prospectus or otherwise) shall have been disclosed to the Managers and complied with to its and their satisfaction. No stop order suspending the effectiveness of the notification or the Prospectus shall have been issued and no proceedings for that purpose shall have been taken or threatened by the Banking and Finance Commission or, to the knowledge of the Company, shall be contemplated by the Banking and Finance Commission and no injunction, restraining order, or order of any nature by a court shall have been issued nor shall proceedings in respect thereof be pending or threatened as of the Closing Date which would prevent the sale or the issuance of the Offered Shares;

e) The Shares shall be admitted to trading on EASDAQ, subject only to BBL being satisfied that they will be listed or admitted to trading not later than three days after the Closing Date;

f) The registration statement pertaining to the Transaction shall have been declared effective by the U.S. Securities and Exchange Commission.


ARTICLE 6 - FEES

The Company and the Selling Shareholder agree to pay severally and not jointly, pro-rata based on their respective portions of the proceeds from the Transaction, to BBL the following fees, to be increased with VAT (if applicable):

6.1  MANAGEMENT FEE

For the services rendered as Lead Manager in preparation of and during the Transaction, BBL will receive a fee of 1,4 % of the Price per share multiplied by the amount of Offered Shares (excluding Greenshoe Shares).

This remuneration will also be due if the Transaction is cancelled as a result of a disposal in any way of a division or part of the Company before the termination date of this Agreement referred to in article 12 and will be calculated on the countervalue or economical value of the transaction which the Company and/or the case may be the Selling Shareholder receive or benefit.

6.2. UNDERWRITING FEE

For the underwriting commitment, BBL as representative of the Managers, will receive a fee of 1,4 % of the Price per share multiplied by the amount of Offered Shares (excluding Greenshoe Shares).

6.3. Selling fee

For the selling services BBL, as representative of the Managers, will receive a fee of 4,2 % of the Price per share multiplied by the aggregate amount of the Offered Shares and the shares of the Greenshoe.

6.4. DIVISION OF FEES

The fees may be divided between the Managers in such proportions as BBL may determine. The Company shall not be concerned with and have no liability with regard to the arrangements between BBL and the Managers.


ARTICLE 7 - TAXES, COSTS AND EXPENSES

Except as otherwise provided the Company will pay the out-of-pocket costs and expenses and fees in relation to this Agreement, which are substantially the following (the "Out-of-Pocket Expenses") : accounting fees, the fees and disbursements of any counsel for the Company (such as without limitation legal, fiscal, public relations), patent attorney, notary public, advertising, logistics, the cost of printing and delivering to, or as requested by, the Managers of copies of the Prospectus and any previous drafts thereof and final versions thereof, the translation costs for the Prospectus summary and final versions thereof, the filing fees of the Banking and Finance Commission; the filing fees and expenses incident to the EASDAQ trading, the costs for the issuance of the global certificate(s), the fees for the deposit of these with Euroclear and the expenses in connection with the roadshows.

To the extent, if at all, that the Selling Shareholder or any of the Managers engage special legal counsel to represent them in connection with this Combined Offering, the fees and expenses of such counsel shall be borne by the Selling Shareholder or such Manager.

Any taxes, stamp duties or registration fees imposed on the initial sale or the issue of the Offered Shares to the several Managers will be paid by the Company and the Selling Shareholder.

If the Transaction is not consummated because the Company or BBL decides not to proceed with the offering for any reason as permitted under this Agreement (including under articles 3 and 13) other than a material breach by BBL of its obligations (in which case no amount shall be due to BBL), or because BBL decides not to proceed with the Transaction as a result of a material breach by the Company of its representations, warranties or covenants in this Agreement or as a result of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, then, as the BBL's sole and exclusive remedy, the Company will be obligated to reimburse BBL for its accountable Out-of-Pocket Expenses up to the sum of $ 100,000 (US). In no event, will BBL, in the event this Agreement is terminated, be entitled to receive more than an amount equal to its actual accountable Out-of-Pocket Expenses.


ARTICLE 8 - PAYMENTS

8.1. The payment of the management fee, the underwriting and selling fee referred to in 6.2., 6.3. and 6.4. will be due on a day to be determined in the Underwriting agreement to be entered into.

8.2.      The payment of the remuneration referred to in the second paragraph of
          6.1. will be due at the closing of the Transaction described therein.



ARTICLE 9 - NOTICES

All communications hereunder shall be in writing and may be mailed, delivered, telecopied or telegraphed as follows :

To   BBL                                To   The company and the Selling
     Att. Jos Behiels                        Shareholder
                                             Att. Dental / Medical Diagnostic
                                             Systems Inc.


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ARTICLE 10 - WAIVER

BBL may in its discretion and on such terms as it thinks fit, waive or extend time for compliance with all or any part of the conditions set out or referred to in this Agreement.


ARTICLE 11 - RESPONSIBILITY

BBL shall execute the tasks hereunder with the skill and care appropriate to a prudent professional with respect to the Transaction.

The contractual obligations provided for in this Agreement, save for the underwriting obligations referred to in Article 5, are to be fulfilled on a best effort basis without guaranteeing any result
BBL will only bear responsibility for the direct damages as a result of gross negligence, wilful misconduct or fraud. BBL will bear no responsibility whatsoever for any faults, errors or failure to perform by third parties who participated in preparation of the Transaction, except if such third parties are engaged by BBL without the agreement of the Company and the Selling Shareholder.


ARTICLE 12 - TERMINATION

This Agreement is entered into for a definite period of time and will automatically expire at the earlier of December 1999 or the date on which all the Offered Shares and Greenshoe Shares, as the case may, are paid for by the Managers.

Notwithstanding the foregoing paragraph, termination of this Agreement will not affect accrued rights, existing commitments and any contractual provisions intended to survive termination, including articles 6, 7, 11, 12 and 15 of this Agreement.


ARTICLE 13 - REVOCATION

The Company may terminate this Agreement at any time with immediate effect and without the need for judicial authorization, but without prejudice to its obligation to pay the Out-of-Pocket Expenses as set out in the last paragraph of article 7, in the event the price at which the Offered Shares will be effectively offered falls below USD 7.00 as quoted on the NASDAQ Small Cap Market. In no event will BBL, in the event this Agreement is terminated in accordance with this Article, be entitled to receive more than an amount equal to its actual accountable Out-of-Pocket Expenses.


ARTICLE 14 - SUCCESSORS

This Agreement has been and is made solely for the benefit of BBL, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers and directors and persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Shares from any Managers shall be deemed a successor or assign merely because of such purchase.


                                          8
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ARTICLE 15 - CONFIDENTIALITY AND CONFLICTS

15.1 It is understood that no press releases or other publicity relating to the Transaction will be issued without the prior written agreement of the Company, the Selling Shareholder and BBL, and that no material relating to the Transaction will be distributed without the prior written agreement of the Company, the Selling Shareholder and BBL, except as may be required by law, the rules of respectively the Nasdaq Small Cap Market and Easdaq or as ordered by a competent authority or court of law. Except for disclosures permitted by the previous sentence, the Company, the Selling Shareholder and BBL agree to keep the Transaction strictly confidential and not to make any announcement of the Transaction until the launch of the pre-marketing campaign with targeted institutional investors.

15.2 BBL recognizes that information received by it during the course of its engagement is of a confidential nature and unless otherwise agreed by the Company and the Selling Shareholder neither BBL nor the Managers shall use such confidential information for any purpose other than the Transaction or disclose any such information to any third party, provided always that the Managers may be bound by law to disclose such confidential information to the competent Market Authorities or regulatory agencies.

          The Managers shall be allowed to disclose such confidential information if needed for the purpose of defending any claim or action against it in respect to the Transaction. The Managers will promptly notify in advance the Company and the Selling Shareholder of any such disclosure of information or production of documents. The Managers will, where reasonably practicable, seek to impose a confidentiality requirement on the recipient in any case where the information is not subject to statutory restrictions on disclosure.


ARTICLE 16 - SUBMISSION TO JURISDICTION

This Agreement and any discussions in relation hereto shall be governed and resolved in accordance with Belgian law. The competent Courts of Brussels will have the exclusive jurisdiction and every party hereto hereby accepts the competence of said courts.


ARTICLE 17 - SEVERABILITY

The invalidity or unenforceability of any one stipulation or clause of the present Agreement shall not result in the invalidity or the unenforceability of any other provision of the Agreement or of the Agreement as a whole. In the event that the validity or the enforceability of this Agreement or any provision thereof is challenged the parties hereto undertake to do whatever is reasonably necessary or advisable to maintain such provision and this Agreement in full force and effect or to substitute such provisions by other provisions that have economically substantially the same effect for all parties hereto.


                                          9
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Brussels, April 15, 1999 made in 3 originals each party hereto declaring to have received one original.




The Company                             The Selling Shareholder

   /s/                                            /s/


Bank Brussels Lambert

    /s/
                                          10
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                                      ANNEX I


REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER

For the purpose of these representations and warranties, "Material Adverse Effect" means a material adverse change occurred with respect to the business operations, assets, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

BY THE COMPANY :

(a) The Company has prepared in consultation with BBL the filing with the competent authorities of (i) a request for admission to trading of all Shares on EASDAQ, (ii) a notification pursuant to article 26 of the Royal Decree nDEG. 185 of July 9, 1935 and (iii) a prospectus relating to the public offering in Belgium of the Offered Shares.

(b) The Prospectus, as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact as required to be stated therein or necessary to make the statements therein not misleading, provided that this representation and warranty does not cover any information furnished by BBL;

(c) The Company has been duly organized and is validly existing as a corporation in good standing (good standing meaning for the purposes of this Agreement that the Company has filed all documents required to maintain its corporate existence) under the corporate laws of Delaware, with corporate power and authority to own or lease its properties and conduct its business as carried on by it and as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation in good standing in all jurisdictions in which the conduct of its business as currently conducted requires such qualification (except for any jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights or operations of the Company and its subsidiaries, taken as one enterprise);

(d) The Company had, at the respective dates indicated in the Prospectus, the duly authorized and outstanding Shares set forth therein; the terms of the Shares do, and at the Closing Date the terms of the Shares will, conform in all material respects to the description thereof contained in the Prospectus, and, except as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue Shares;

(e) All of the outstanding Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable ('non-assessable' shall mean for the purposes of this Agreement that a shareholder is not required to pay more to the Company than his original investment); on the Closing Date, the Company's Shares will have been duly authorized and validly issued, fully paid and non assessable and there are no pre-emptive or other rights to subscribe to the Shares in favor of the shareholders;

(f) All of the outstanding Shares of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non assessable;

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(g)  The Company owns directly or indirectly that percentage of the issued and outstanding shares of its subsidiaries set forth in the Prospectus as being owned by the Company free and clear of any security interest, pledge, lien or encumbrance;

(h) Each subsidiary of the Company is a company duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, is not in liquidation or receivership and has the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus; each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in those jurisdictions where the conduct of its business as currently conducted requires such qualification (except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights or operations of the Company and its subsidiaries, taken as one enterprise);

(i) This Agreement and the performance by the Company of its obligations thereunder, have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, provided, however, that the enforceability of the Company's obligations may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditor's rights generally and by general equitable principles;

(j) The Company is not in violation of or in default under its Certificate of Incorporation and by-laws (the 'Corporate Documents') or, except as disclosed in the Prospectus, under any material agreement, lease, license, permits contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound other than defaults which, individually or in the aggregate, would not have any impact whatsoever on the validity of the issuance by it of the Offered Shares or would not have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights or operations of the Company and its subsidiaries, taken as one enterprise; The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfilment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of , or constitute a default under, any law or applicable regulation, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party, or of the Corporate Documents or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company other than defaults which individually or in the aggregate, would not have any material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights or operations of the Company and its subsidiaries, taken as one enterprise);

(k) The Company holds all material licenses, certificates and permits from governmental authorities, required to use all trademarks, trade secrets or other intellectual property rights which are necessary to the conduct of its business as it is presently being conducted; and the Company has to the best of its knowledge not violated or infringed, or, except as set forth in the Prospectus, received any notice of violation or infringement or conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which, if proven, would have a Material Adverse Effect;

(l) The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company except as disclosed in the Prospectus;

(m) The Company has not violated any applicable law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") other than defaults which, individually or in the aggregate would not have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights or operations of the Company and its subsidiaries, taken as one enterprise; and has all material permits, licenses franchises and authorizations of governmental or regulatory authorities, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except where the absence of such permit would not have a material adverse effect;

(n) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S GAAP accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o) To the best of its knowledge the Company is of the opinion that it carries, or is covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of its business as it is presently being conducted and the value of its properties or as is customary for companies engaged in similar industries;

(p) Other than as described in the Prospectus no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Managers to the Kingdom of Belgium or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Managers of the Shares to the initial purchasers thereof;

(q) No material labour problem exists with its employees or, to the Company's knowledge is imminent that could materially adversely affect the Company, and the Company is not aware of any existing or imminent labour disturbance by the employees of the Company or any of its subsidiaries and has not been notified of any existing material labour problems with any of its principal suppliers, contractors or customers that could reasonably be expected to result in a material adverse change in the earnings, business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company;

(r) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or such subsidiary, could reasonably be expected individually or in the aggregate to have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as one enterprise; and other than as set forth in the Prospectus, the Company and its subsidiaries, have not received any notifications which indicate that such proceedings are threatened by governmental authorities or threatened by others;

(s) The Prospectus contains consolidated financial statements of the Company, prepared in accordance with US generally accepted accounting standards.
     The respective accounting standards were consistently applied and present fairly the position of the Company as of the dates, and the results of operations and cash flows of the Company for the periods indicated in the Prospectus and (i) except as disclosed in the Prospectus, there has been no material adverse change, nor any development or event that is likely to result in a prospective material adverse change in the condition (financial or otherwise), business, management, properties, assets, rights, results of operations or shareholders' equity of the Company and its subsidiaries taken as one enterprise, and (ii) there has been no distribution of any kind declared, paid or made by the Company on its Shares;

(t) There is at present no material discussion with any competent tax authority in relation to the contents of any tax declaration made by the Company or any of its subsidiaries, which individually or in the aggregate would have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as one enterprise;

(u) There is at present no material discussion with any social security authority in relation to the contents of any declaration made by the Company or any of its subsidiaries, which individually or in the aggregate would have a material adverse effect on the shareholders' equity, the condition (financial or otherwise), the business, management, properties, assets, rights or operations of the Company and its subsidiaries, taken as one enterprise.


BY THE SELLING SHAREHOLDER :

The Selling Shareholder represents and warrants to each of the Managers as follows:

(a) The Selling Shareholder is the lawful owner of, and has and at the Closing Date will have exclusive title to, the Common Stock represented by the Shares to be sold by the Selling Shareholder pursuant to this Agreement, free and clear of any liens, encumbrances, equities and claims, and the Selling Shareholder has full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of, the Shares pursuant to this Agreement, the BBL as representative of the managers will acquire exclusive title thereto, free and clear of any liens, encumbrances, equities and claims;

(b) The Selling Shareholder has full right power and authority to execute and deliver this Agreement, and to perform its obligations under such agreement and such agreement constitute valid and legally binding agreements of the Selling Shareholder enforceable in accordance with their respective terms. The execution and delivery of this Agreement and of the sale to BBL as representative of the Managers of the Shareholder's Shares transactions herein contemplated and the fulfilment by the Selling Shareholder of the terms in respect hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body and will not result in a breach of any of the terms and provisions of, or constitute a default under, the organizational documents of the Selling Shareholder, if not an individual, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Selling Shareholder or its assets;

(c) The information in the Prospectus which specifically relates to the Selling Shareholder, is a summary complete and accurate in all material respects and does not as of the date of the Prospectus and on the Closing Date, contains any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                                       ANNEX II


COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER


COVENANTS OF THE COMPANY

The company covenants and agrees with the several Managers that:

(a) The Company shall respect the 'Continuing Obligations' as described in Chapter IV of the EASDAQ rules as may be amended from time to time. Furthermore the Company will, for a period of five years from the Closing Date, deliver to the Managers copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with EASDAQ or any other securities exchange where the Shares of the Company are listed pursuant to the requirements of such exchange;

(b) Except as provided for in the Certificate of Incorporation the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the manipulation of the price of any securities of the Company.


COVENANTS OF THE SELLING SHAREHOLDER

The Selling Shareholder covenants and agrees with the several Managers that:

(a) The Selling Shareholder will comply with the restrictions provided in the articles of association of the Company;

(b) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to constitute, the manipulation of the price of any securities of the Company.

                                     ANNEX III


INDEMNIFICATION PROVISIONS

     (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Securities Act of 1933 (the "Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through BBL expressly for the use therein.

     (b) The Selling Shareholder will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact concerning the Selling Shareholder contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact concerning the Selling Shareholder required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through BBL specifically for use therein. Notwithstanding the foregoing, the Selling Shareholder's indemnity of the Manager will be limited to that amount of proceeds received by the Selling Shareholder from the Transaction.

     (c) Each Manager will severally and not jointly indemnify and hold harmless the Company and the Selling Shareholder against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through BBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Notwithstanding the foregoing, each Manager's indemnity of the Company and the Selling Shareholder will be limited to 100% of the fees payable to each such Manager with respect to the Transaction.

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, expect with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then separate counsel chosen by the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties to participate in, but not conduct, the defense, however, in no event shall the indemnifying parties be obligated to pay for more than one firm of attorneys and one local counsel in each appropriate jurisdiction for all of the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Notwithstanding the foregoing, each Manager's indemnity of the Company and the Selling Shareholder will be limited to 100% of the fees payable to each such Manager with respect to the Transaction.


     (e) The indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Managers on the other from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting fees received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholder or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholder under this Section shall be in addition to any liability which the Company or the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act. Notwithstanding the provisions of this subsection (e), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                                      ANNEX IV


                       FORM OF LEGAL OPINION FROM US COUNSEL



(i) The Company and each of [LIST OF US SUBSIDIARIES] (the "US Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. All the issued and outstanding voting stock of the Company and its US Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. The voting stock of the US subsidiaries is held of record by and to such counsel's knowledge owned by the Company. To the best of such counsel's knowledge, except to what is described in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into such shares of voting stock of the Company or the US Subsidiaries are outstanding.

(ii) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

(iii) The Registration Statement (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) complies as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder.

(iv) To the best of our knowledge no franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(v) The issue and sale by the Company of the Shares sold by the Company, as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, any Material Contract or any applicable United States law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality.

        For the purpose of this opinion, "Material Contract" means all indentures, mortgages, deeds of trust, loan agreements, bonds, debentures, note agreements, leases, contracts and other agreements, instruments and evidences of indebtedness which were filed as exhibits to the Registration Statement which have been certified to us by the Company as being all of the indentures, mortgages, deeds of trust, loan agreements, bonds, debentures, note agreements, leases, contracts and other agreements, instruments and evidences of indebtedness material to the Company to which the Company is a party or by which any of their properties or assets are bound.

(vi) No consent, approval, authorization or order of any United States court or United States governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Offered Shares by the Managers.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Selling Shareholder is the owner of record of the Shareholder Offered Shares and has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Shareholder Offered Shares. Upon delivery on behalf of the Selling Stockholder to the Underwriters of certificates for the Shareholder Offered Shares against payment therefor as provided in the Underwriting Agreement, the Underwriters will acquire all the rights of the Selling Stockholder to the Shareholder Offered Shares and will acquire the Shareholder Offered Shares free and clear of any "adverse claim" (as such term is used in Section 8201 of the Uniform Commercial Code as in effect in the State of California), assuming the Underwriters acquire the Shareholder Offered Shares in good faith and without notice of any such "adverse claim".

(ix) The Company has full legal right and authority to enter into the Underwriting Agreement and to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Shares sold by it thereunder.


We hereby advise you that we have participated in the preparation of the Registration Statement and the Prospectus, including participants in conferences with officers and representatives of the Company and with its independent public accountants, and with the Managers' counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and while we have not independently verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus except as necessary to render the opinions provided above and we have not made any investigation or analysis with respect to the financial statements or other financial information included in the Registration Statement or the Prospectus, no facts have come to our attention which would give us reason to believe that the Registration Statement, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time the Registration Statement became effective and at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

As to various questions of fact material to our opinion, we have relied, without independent investigation or verification, upon the statements, representations and warranties of the various parties contained in the above-listed documents, which we have assumed to be true and accurate, and upon statements of officers of the Company contained in certificates (the "Officers' Certificates") delivered to us by the Company, which we believe to be correct and copies of which are attached.


                                          22